UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 10, 2021

REV Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37999	26-3013415
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 South Executive Drive, Suite 100 Brookfield, WI	53005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 290-0190

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 Par Value)	REVG	New York Stock Exchange

Item 8.01 Other Events

On June 15, 2021, REV Group, Inc. (the “Company”) closed the previously announced registered underwritten public offering by certain selling security holders of the Company (the “Selling Security Holders”) of 5,500,000 shares of the Company’s common stock at a price per share to the public of $15.50, pursuant to an underwriting agreement, dated June 10, 2021, by and among the Company, the attorney-in-fact on behalf of the Selling Security Holders and Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”) (the “Underwriting Agreement”). Pursuant to the Underwriting Agreement, the Selling Security Holders granted the Underwriters a 30-day overallotment option to purchase up to an additional 825,000 shares of common stock at the price to the public less underwriting discounts and commissions.

A copy of the Underwriting Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement dated June 10, 2021 by and among the Company, the attorney-in-fact on behalf of the selling shareholders, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC

104*	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2021

REV GROUP, INC.

By:	/s/ Stephen W. Boettinger
Name: Stephen W. Boettinger
Title: General Counsel